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                                                                   EXHIBIT 23.1

                          CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the following registration statements on Forms S-3 and S-4 and related prospectuses and in the following registration statements on Form S-8 of D.R. Horton, Inc., of our report dated November 8, 1999, with respect to the consolidated financial statements of D.R. Horton, Inc. included in this Annual Report (Form 10- K) for the year ended September 30, 1999.

     Form S-3  Registration No. 333-57193
               Registration No. 333-76175

     Form S-4  Registration No. 333-56491

     Form S-8  Registration No. 33-48874
               Registration No. 33-83162
               Registration No. 333-3572
               Registration No. 333-47767
               Registration No. 333-51473
               Registration No. 333-72423



/s/ ERNST & YOUNG LLP



Fort Worth, Texas
December 8, 1999